CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Legg Mason Partners Institutional Trust – Western Asset Institutional Cash Reserves (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2016 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Partners Institutional Trust –	Legg Mason Partners Institutional Trust –
Western Asset Institutional Cash Reserves.	Western Asset Institutional Cash Reserves

/s/ Jane Trust	/s/ Richard F. Sennett
Jane Trust	Richard F. Sennett
Date: October 21, 2016	Date: October 21, 2016

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.